The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)

To prospectus dated February 9, 2018	Registration No. 333-222685

Subject to completion dated April 18, 2018

Series A-2 Units consisting of One Share of Common Stock and One Series A-2
Warrant to Purchase           Shares of Common Stock

Series B-2 Units consisting of One Pre-Funded Series B-2 Warrant to
Purchase One Share of Common Stock and One Series A-2 Warrant to
Purchase           Shares of Common Stock

We are offering on a “best-efforts” basis           Series A-2 units (the “Series A-2 Units”), with each Series A-2 Unit consisting of (i) one share of common stock and (ii) one Series A-2 Warrant to purchase          shares of common stock (the “Series A-2 Warrants”).

We are also offering to those purchasers whose purchase of Series A-2 Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock following the consummation of this offering, in lieu of Series A-2 Units that would otherwise result in ownership in excess of 9.99% of our outstanding common stock,            Series B-2 units (the “Series B-2 Units,” and together with the “Series A-2 Units”, the “Units”), with each Series B-2 Unit consisting of (i) one pre-funded Series B-2 Warrant to purchase one share of common stock (the “Series B-2 Warrants,” and together with the Series A-2 Warrants, the “Warrants”) and (ii) one Series A-2 Warrant.

Each Unit will be sold at a price of $           per Unit. The Units will not be issued or certificated. The shares of common stock, Series A-2 Warrants and Series B-2 Warrants will all be immediately separable and issued separately, but will be purchased together in this offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

The Warrants will be exercisable at any time on or after the issuance date until the five-year anniversary of the issuance date. Each Series A-2 Warrant will be exercisable at a price of $            per share of our common stock, subject to adjustment. Each Series B-2 Warrant will have an aggregate exercise price of $           per share of our common stock, all of which will be pre-funded except for a nominal exercise price of $0.001 per share of our common stock, subject to adjustment.

For a more detailed description of our common stock, Series A-2 Warrants and Series B-2 Warrants, see the section entitled “Description of the Securities We are Offering” beginning on page S-18 of this prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the symbol “HMNY”. The last reported trading price of our common stock on April 17, 2018 was $3.96 per share. There is no public trading market for the Warrants, we do not expect a market to develop, and purchasers may not be able to resell the Warrants purchased under this prospectus supplement. In addition, we do not intend to apply for a listing of the Warrants on the Nasdaq Capital Market, any other national securities exchange, or any nationally recognized trading system. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the Warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 7 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price per Unit	Total(2)
Offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us before expenses	$	$

(1)	In addition, we have agreed to reimburse the underwriters for certain offering-related expenses. We refer you to “Underwriting” beginning on page S-20 of this prospectus supplement for additional information regarding total underwriting compensation.

(2)	Total proceeds includes an aggregate of $ that will be funded upon the exercise of all Series B-2 Warrants sold in the offering.

This offering is being completed on a “best efforts” basis and the underwriters have no obligation to buy any Series A-2 Units or Series B-2 Units from us or to arrange for the purchase or sale of any specific number or dollar amount of Series A-2 Units or Series B-2 Units.

The underwriters expect to deliver the securities offered hereby on or about April     , 2018.

Sole Bookrunner

Canaccord Genuity

The date of this prospectus supplement is April    , 2018.

Prospectus Supplement

Prospectus

 i

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company” or “Helios” refer to Helios and Matheson Analytics Inc. and its subsidiaries.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock and warrants to purchase shares of our common stock. Before buying any of the shares of common stock and warrants to purchase shares of our common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”. These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock and warrants offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters (nor any of the underwriters’ affiliates) have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the underwriter are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus supplement and the accompanying prospectus include, without limitation, statements related to our financial and operating performance, our plans, strategies, objectives, expectations, intentions and adequacy of resources. Certain important risks, including those discussed in the risk factors set forth under “Risk Factors” of this prospectus supplement, could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of these risks include, among other things:

●	our ability to successfully develop the business model of MoviePass Inc. (“MoviePass”), our majority-owned subsidiary;

●	our ability to integrate the operations of MoviePass into our operations;

●	our capital requirements and whether or not we will be able to raise capital when we need it;

●	changes in local, state or federal regulations that will adversely affect our business;

●	our ability to retain our existing clients and market and sell our services to new clients;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to effectively react to other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

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PROSPECTUS SUPPLEMENT SUMMARY

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus supplement and the accompanying prospectus and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”.

About Helios and Matheson Analytics Inc.

Overview

We provide information technology services and solutions including a range of technology platforms focusing on big data, artificial intelligence, business intelligence, social listening, and consumer-centric technology. More recently, to provide greater value to our stockholders, we have sought to expand our business primarily through acquisitions that leverage our capabilities and expertise.

On November 9, 2016, we acquired Zone Technologies, Inc. (“Zone”), a state-of-the-art mapping and spatial analysis company, and on December 11, 2017, we acquired a majority interest in MoviePass Inc. (“MoviePass”), whose primary product offering is MoviePass™, the nation’s premier movie theater subscription service. Since December 2017, we have acquired additional shares of MoviePass common stock and as of the date of this prospectus supplement, we own approximately 91.8% of MoviePass’ outstanding common stock (excluding shares underlying MoviePass options and warrants).

On April 4, 2018, we acquired Moviefone assets from Oath Inc. (formerly, AOL Inc.), an entertainment service owned by Oath Inc., a wholly-owned subsidiary of Verizon Communications Inc. Moviefone provides over 6 million monthly unique visitors full access to the entertainment ecosystem, from movie theaters to streaming content.

MoviePass

MoviePass was incorporated in Delaware in 2011 and is the leading movie theater subscription service in the United States that allows members to see a new movie every day in theaters nationwide for a low fixed price. Once they sign up for the MoviePass service online, subscribers are prompted to download the MoviePass application on their smart phones and are then mailed a MoviePass debit card. The MoviePass application shows subscribers the show times of all the movies that are currently showing at the local movie theaters listed in the MoviePass application. Once they have received their MoviePass debit card, subscribers can use the debit card to purchase up to one movie ticket per day at any of the movie theaters listed in the MoviePass application without paying any additional costs.

During the four months after MoviePass’ announcement of its $9.95 per month subscription plan in August 2017, MoviePass grew to over 1,000,000 total paying subscribers including those on either its monthly or annual plans. This represents strong growth when compared to other subscription-based companies, such as Spotify, Hulu, ClassPass and Netflix, which achieved 1,000,000 subscribers in over 5, 10, 17 and 39 months, respectively, estimated based on information available publicly from various news and other sources. MoviePass surpassed 1,500,000 paying subscribers in January 2018 and 2,000,000 paying subscribers in February 2018.

In March 2018, MoviePass announced that, for a limited time, it would offer its annual subscription to new subscribers for $6.95 per month, paid annually and with a one-time processing fee of $6.55.

MoviePass is led by Mitch Lowe, its Chief Executive Officer, Sanjay Puri, its Chief Strategy Officer, Bernadette McCabe, its Senior Vice President of Exhibitor Relations, Mike Berkley, Chief Product Officer, Khalid Itum, Vice President of Business Development and Chris Kelly, its Chairman. The Company intends to combine its data and artificial intelligence technology with MoviePass’ technology. With our big data and artificial intelligence platforms and other technologies that we own, we believe we will be able to bring a significant technological advantage to MoviePass.

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MoviePass Ventures

MoviePass Ventures, LLC (“MoviePass Ventures”) was formed as a Delaware limited liability company in January 2018 and is a wholly-owned subsidiary of the Company. MoviePass Ventures aims to collaborate with film distributors to share in distribution fees while using the data analytics MoviePass offers for marketing and targeting services for MoviePass’ paying subscribers using the platform. In April 2018, MoviePass Ventures entered into an Acquisition Co-Financing and Distribution Agreement with Orchard Enterprises NY, Inc. for the purpose of co-funding the acquisition, advertising and promotion of MoviePass Ventures’ first film, titled “American Animals,” which premiered at the 2018 Sundance Film Festival.

Moviefone

We believe the Moviefone acquisition will help MoviePass continue to grow its subscriber base and expand its marketing and advertising platform for its studio and brand partners. We also believe Moviefone will allow us and MoviePass to provide relevant and appealing content to moviegoers while simultaneously increasing the value of the Moviefone brand.

MoviePass and MoviePass Ventures Market Opportunity

Movie going is embedded in American society and enjoyed by people of all races, ages and socio-economic levels. The 2016 Theatrical Market Statistics Report issued by the Motion Picture Association of America (the “MPAA Report”) reports that more than three quarters (76%) of the U.S./Canada population aged two or older, or 263 million people, went to a movie at the cinema at least once in 2017. According to the MPAA Report, the typical moviegoer bought 4.7 tickets per year in 2017, for a total of $1.24 billion in tickets sold in 2017. Moreover, according to the MPAA Report, 12% of the U.S./Canada population are frequent moviegoers who attend the cinema once a month or more. These individuals are responsible for 49% of all tickets sold. More than half the population are occasional moviegoers (53%), who are also responsible for 49% of all tickets. In 2017, 24% of the U.S./Canada population did not attend the cinema.

MoviePass intends to encourage increased attendance at movie theaters with the subscription model by targeting the occasional movie goer (those who attend less than once a month) who represent 82% of the total movie going market.

MoviePass’ current buying power at U.S. movie theaters represents approximately 4.8% of the U.S. box office, with MoviePass buying approximately one in every seventeen tickets in the United States. Its strong subscriber trends and potential for customer engagement drive several revenue opportunities. The value proposition to consumers to obtain low-cost access to regular theater attendance can benefit key constituents and customers of MoviePass’ business: exhibitors, studios, distributors and consumers themselves. Through its continued efforts at targeting and improving the consumer experience, MoviePass aims to maintain its strong subscriber growth and to leverage such growth with its key constituents to improve operational efficiencies, create cross-platform synergies and create multiple growing revenue streams.

MoviePass Ventures aims to leverage the Company’s and MoviePass’ ability to increase attendance in movie theaters to improve marketing efforts and work directly with distributors to drive consumers toward particular independent films and to share in the economic performance of such films.

Competition

MoviePass and MoviePass Ventures

The market for filmed entertainment ticketing services is intensely competitive and subject to rapid change. MoviePass’ potential competitors include Atom Tickets, MovieTickets.com, Fandango, AMC Entertainment Holdings Inc.’s AMC Stubs program, Regal Entertainment Group’s Regal Crown Club and Cinemark Holdings, Inc.’s Movie Club, as well as other potential exhibitors offering their own subscription services or loyalty programs. In addition, Sinemia Inc. offers a movie theater subscription service that functions similarly to MoviePass.

AMC Stubs is a loyalty program offered by AMC Entertainment Holdings Inc. with approximately 10.8 million household members. Movie goers can join the loyalty program as either a basic member for free or a premiere member for $15. The basic membership offers free popcorn refills, up to a $2 discount on tickets on Tuesdays, $5 rewards for every 5,000 points (points are earned at a rate of 20 points for every $1 spent), waived online ticket fees and free popcorn on the member’s birthday. Premiere members receive a $5 discount on tickets on Tuesdays, earn 100 points for every $1 spent and all the other benefits that come with the basic membership.

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Regal Entertainment Group also offers a loyalty program with approximately 14 million active members called the Regal Crown Club. The program only has one membership option and is free to join. Regal Crown Club members earn credits for every $1 they spend on movie tickets and at concession stands. Points can be redeemed for rewards via the use of a physical card or a virtual card with Regal’s mobile app. Rewards include free concession items, merchandise, movie tickets and more.

On December 5, 2017, Cinemark Holdings Inc. launched Movie Club. Movie Club is a monthly subscription plan that allows subscribers to buy one movie ticket a month for a discounted price of $8.99. Members of Movie Club can roll over unused tickets from month to month and receive a 20% discount on items bought at concession stands. Movie Club membership is only valid at Cinemark theaters.

Many of these competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than MoviePass does. Some of these competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing and website and systems development than MoviePass does. In addition, MoviePass’ competitors may form or extend strategic alliances with studios, exhibitors and distributors that could affect adversely MoviePass’ ability to compete on favorable terms.

As a new entrant into film distribution, MoviePass Ventures will have competitors with longer operating histories in the distribution of independent films, deeper ties with industry executives and film producers, and greater financial, marketing and other resources than MoviePass Ventures. MoviePass Ventures will also face competition from larger film distributors which focus on higher budget film production and distribution.

MoviePass Intellectual Property

MoviePass uses a combination of trademark, copyright and trade secret laws and confidentiality agreements to protect its proprietary intellectual property. MoviePass has a registered trademark for the MoviePass name. MoviePass owns U.S. Patent Nos. 8,484,133, 8,612,235, and 9,135,578. MoviePass has filed applications for additional trademarks and two patents. MoviePass’ outstanding trademark and patent applications may not be allowed. Even if these applications are allowed, they may not provide MoviePass with a competitive advantage. Competitors may challenge successfully the validity and scope of MoviePass’ patents and trademark(s). MoviePass’ trademark(s), trademark applications, patents, and patent applications may not provide MoviePass with a competitive advantage. To date, MoviePass has relied primarily on proprietary processes and know-how to protect its intellectual property related to its Web site, mobile application and fulfillment processes.

From time to time, MoviePass may encounter disputes over rights and obligations concerning intellectual property. MoviePass believes that its service offering does not infringe the intellectual property rights of any third party. However, it cannot assure you that MoviePass will prevail in any intellectual property dispute.

MoviePass/Fandor/Costco Subscription Offer

On December 12, 2017, MoviePass and Fandor, the streaming service with the largest collection of independent films, documentaries, international features and shorts, announced that both companies partnered with Costco Wholesale Corporation (“Costco”) to offer a one-year subscription plan for a flat fee of $70.00 paid in advance. The subscription plan for both services was made available exclusively to Costco members for a limited time and covers a year of membership for both MoviePass and Fandor. The subscription plan was extended through February 2018.

MoviePass/Fandor

In February 2018, MoviePass and Fandor launched a limited-time annual subscription plan to allow movie-goers to see a new movie in a movie theater every day for a year, and have access to the full Fandor content library for a year, for a flat fee of $105.35 paid in advance ($7.95 per month plus a one-time $19.95 processing fee less $10 of revenue share with Fandor).

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Zone Spin-Off

In March 2018, we announced that our Board of Directors approved a plan to spin-off Zone, our wholly-owned subsidiary. Following the spin-off, Zone would become an independent publicly traded company that we would expect to also be listed on Nasdaq. The spin-off is subject to numerous conditions, including, the effectiveness of a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and the approved listing of Zone’s common stock on Nasdaq.

Pursuant to the spin-off, we plan to distribute shares of Zone common stock as a dividend to persons who hold our common stock as of a record date to be determined. We expect to set a record date to determine the stockholders entitled to receive shares of Zone in the spin-off for approximately 20 to 40 days before the effective date of the spin-off. Holders of any of our convertible notes and warrants outstanding as of the applicable record date may be entitled to participate in the dividend of Zone shares in the spin-off in accordance with the terms of such notes and warrants. The strategic goal of the spin-off is to create two separate companies, each of which can focus on its own strengths and operational plans and be publicly traded. There is no assurance that we will be able to complete the spin-off, and our Board of Directors may at any time decide not to proceed with the spin-off.

Proposed Public Offering

On April 18, 2018, we filed with the Securities and Exchange Commission a prospectus supplement relating to an “at-the-market offering” (the “ATM Offering”). In accordance with the terms of the equity distribution agreement that we entered into with Canaccord Genuity LLC, we may offer and sell shares of our common stock, having an aggregate offering price of up to $150,000,000 from time to time through Canaccord Genuity LLC, acting as sales agent. While there is no requirement that Canaccord Genuity LLC sell any specific number or dollar amount of securities, it will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Canaccord Genuity LLC and us. We intend to use the net proceeds, if any, from the ATM 2018 Offering for the same purposes as the proceeds from this offering.

Financial Update

Our cash and cash equivalents balance as of March 31, 2018 was approximately $42 million. The cash and cash equivalents balance as of March 31, 2018 does not include approximately $15 million deposited with our primary merchant processor as a reserve fund of a portion of the payments received for annual and other extended term subscription plans, which amount is classified as accounts receivable on our balance sheet and is expected to be disbursed to us during the course of 2018.

As of April 15, 2018, there is no remaining amount of unrestricted principal owed under the convertible notes we issued in November 2017 and January 2018, but we owe $2,089,439 in interest and certain make-whole obligations under such notes.

Corporate Information

Our executive offices are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118, and our telephone number is (212) 979-8228. Additional information about us is available on our website at www.hmny.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus supplement. Our common stock, par value $0.01 per share, is currently traded on the Nasdaq Capital Market under the ticker symbol “HMNY”.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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THE OFFERING

Series A-2 Units offered by us	Series A-2 Units with each Series A-2 Unit consisting of (i) one share of common stock and (ii) one Series A-2 Warrant.

Series B-2 Units offered by us	Series B-2 Units with each Series B-2 Unit consisting of (i) one pre-funded Series B-2 Warrant and (ii) one Series A-2 Warrant.

Offering Price	$ per Unit.

Common stock outstanding after the offering	shares of common stock (assuming the warrants offered by us in this offering were to be immediately issued and exercised in full)(1)

Warrants offered by us

Series A-2 Warrants to purchase up to           shares of common stock. Each Series A-2 Warrant will be exercisable for our common stock at a price of $ per share, subject to adjustment.

Series B-2 Warrants to purchase up to           shares of common stock. Each Series B-2 Warrant will have an aggregate exercise price of $          per share of our common stock, all of which will be pre-funded except for a nominal exercise price of $0.001 per share of our common stock, subject to adjustment.

The Warrants will be exercisable upon issuance and will expire on the five-year anniversary of issuance. This prospectus supplement also relates to the offering of shares of our common stock issuable upon exercise of the Warrants.

There is no established public trading market for the Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants on any national securities exchange. Without an active market, the liquidity of the Warrants will be limited.

See “Description of the Securities we are Offering – Warrants.”

Best Efforts	We have agreed to issue and sell the Series A-2 Units and Series B-2 Units offered hereby to the public through the underwriters, and the underwriters have agreed to offer and sell such securities on a “best efforts” basis. The underwriters are not required to sell any specific number or dollar amount of the securities offered hereby, but will use their best efforts to sell such securities. See “Underwriting” on page S-20.

Risk Factors	Investing in our common stock and warrants involves a high degree of risk. See “Risk Factors” beginning on page S-9, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Use of Proceeds	We may use the net proceeds from the sale of the common stock and warrants offered by us under this prospectus supplement to increase our ownership stake in MoviePass or to support the operations of MoviePass and MoviePass Ventures; to satisfy a portion or all of any amounts payable in connection with the convertible notes issued on November 7, 2017 and January 23, 2018, to the extent that they remain outstanding; and for general corporate purposes and transaction expenses. We may also use the proceeds to make other acquisitions. See “Use of Proceeds” on page S-13.

Nasdaq Capital Market Symbol	“HMNY”

(1)	The number of shares of common stock to be outstanding after this offering is based on 52,996,631 shares of common stock outstanding as of April 15, 2018, and excludes, in each case as of April 15, 2018:

●	2,610,000 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan;

●	810,401 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

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●	5,136,355 shares of common stock reserved for issuance to various officers, directors, employees and consultants;

●	4,000,001 shares of common stock issuable to MoviePass upon receipt of approval by our stockholders and conversion of the convertible promissory note in the principal amount of $12,000,000 issued by us to MoviePass upon completion of our acquisition of a majority stake in MoviePass;

●	10,694,178 shares of common stock issuable upon the conversion of restricted principal and related interest and make-whole payments under the convertible debt for which an equivalent amount owed to us under the applicable investor notes has not yet been paid to the Company. Such restricted principal amount may not, as of the date of this prospectus supplement, be converted into any shares of common stock;

●	28,330,769 shares of common stock issuable upon the exercise of warrants issued in public offerings in December 2017 and February 2018;

●	2,550,154 shares of common stock issuable upon the exercise of warrants, issued to Oath upon the closing of the Moviefone Acquisition;

●	500,000 shares reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements and a new 12-month lockup agreement;

●	192,991 shares of common stock reserved for an institutional investor to be issued in exchange for the waiver of certain rights; and

●	$150,000,000 of common stock that may be issued in the ATM Offering.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and in Part II, Item 1A of our Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Related to this Offering and our Common Stock and Warrants

The proceeds from this offering, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing.

As of March 31, 2018, we had approximately $42 million in cash and cash equivalents. Based on our current operating plan, we believe that our cash and cash equivalents as of March 31, 2018, together with the anticipated net proceeds from this offering, will be sufficient to fund our operations through at least     , 2018. We believe that our average cash deficit has been approximately $20 million per month from September 30, 2017 to March 31, 2018. Our future capital requirements and the period for which we expect our existing resources to support our operations may vary significantly from what we expect. Further, if we use all or a portion of the anticipated net proceeds for acquisitions, we will need additional capital to support our operations during such period. Our monthly spending levels will vary based on the integration of MoviePass and our ability to develop the MoviePass business model. Because the length of time and activities associated with the integration and development of MoviePass is highly uncertain, we are unable to estimate the actual funds we will require. The anticipated proceeds from this offering, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned growth or otherwise alter our business objectives and operations, which could harm our business, financial condition and operating results.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. Our management assessed our internal control over financial reporting as of December 31, 2017. Based on such assessment, we concluded that our internal control over financial reporting was not effective as of December 31, 2017 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles. The material weakness we have identified is as follows:

●	Due to the significant number of transactions that occurred during the fourth quarter of 2017 including, but not limited to, the acquisition of MoviePass and the related financing arrangements, it was determined that we had inadequate monitoring controls in place related to our financial reporting, debt and equity related transactions and other management oversight procedures due to the lack of sufficient accounting resources to complete an effective review of the various complex and significant transactions.

The MoviePass acquisition on December 11, 2017 and the post-acquisition integration related activities represents a material change in our internal control over financial reporting. We are in the process of evaluating the impact of the acquisition on our internal control over financial reporting as well as the necessary controls and procedures to be implemented.

Our internal control over financial reporting will not prevent or detect all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we are not able to comply with the requirements of Section 404 in a timely manner, if we do not remedy the current material weakness or if we identify additional material weaknesses in our internal controls, investors could lose confidence in the reliability of our financial statements, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC, or other regulatory authorities.

S-9

The sale of a substantial amount of our common stock in the public market and the issuance of shares reserved for issuance to consultants and upon conversion of convertible instruments could adversely affect the prevailing market price of our common stock.

As of April 15, 2018 we had 52,996,631 shares of common stock issued and outstanding and the closing sale price of our common stock on April 17, 2018 was $3.96.

The issuances of convertible notes in December, 2016, February, 2017 Notes, and August, 2017 (collectively, the “Notes”) and the subsequent transactions, resulted in a high volume of activity for our securities. While no obligations are currently outstanding under the Notes, we may engage in similar transactions, which transactions may include registration rights. The registration of such additional securities and the potential for high volume trades of our common stock in connection with these financings may have a downward effect on our market price. In addition, in connection with the Notes, we issued five-year warrants to a financial advisor, of which 810,401 are currently exercisable. Future issuance of our common stock upon exercise of these warrants may have a further negative impact on our stock price.

Further, as a result of the issuance of additional convertible notes on each of November 7, 2017 and January 23, 2018, 9,639,043 shares of our common stock may be issuable upon conversion of outstanding debt. We have repaid in cash all unrestricted principal in the amounts of $20,650,000 and $25,000,000 under the November 7, 2017 and the January 23, 2018 notes, respectively, as a result of which no unrestricted principal remains outstanding as of the date of this prospectus supplement. As such, the 9,639,043 shares noted above represent shares issuable upon conversion of restricted principal under such convertible debt for which an equivalent amount owed to us under the applicable notes has not yet been paid. Such restricted principal may not, as of the date of this prospectus supplement, be converted into any shares of our common stock. However, if holders of these notes provide additional payments to us under these notes, these shares will no longer constitute restricted principal and may be issuable by us to the holders.

Finally, as of April 15, 2018, we have reserved for issuance, but not yet issued, a substantial amount of additional shares that are included in “Summary – The Offering – Common stock outstanding after the offering.” The issuance of shares we are obligated to issue, the issuance of shares we may issue in connection with conversion or exercise of our outstanding convertible instruments and shares we may issue in the ATM Offering may result in a higher volume trading of our securities, which may increase dilution of existing investors and further depress the market price of our common stock, which may negatively affect our stockholders’ equity and our ability to raise capital on terms acceptable to us in the future.

In connection with the acquisition of MoviePass, we issued a $12,000,000 convertible promissory note to MoviePass. If converted into shares of our common stock, the ownership of our stockholders will be substantially diluted.

On December 11, 2017, we issued a convertible promissory note in the principal amount of $12,000,000 to MoviePass as partial consideration for our acquisition of a majority stake in MoviePass (the “MoviePass Note”). Upon receipt of approval from our stockholders in accordance with Nasdaq Listing Rule 5635, the entire unpaid and outstanding principal amount and any accrued unpaid interest thereon under the MoviePass Note will convert automatically into an aggregate of 4,000,001 shares of our common stock. This amount of shares represents approximately 7.5% of the number of shares we had outstanding on April 15, 2018. If we obtain stockholder approval and issue these shares, the ownership of our current stockholders will be substantially diluted.

The price of our common stock has been volatile, and the market price of our common stock may decrease.

The per share price of our common stock has been volatile. Since January 1, 2017 the per share closing price of our common stock has been as low as $2.23 on May 16, 2017 and as high as $32.90 on October 11, 2017. Market prices for securities of technology companies have historically been particularly volatile. The factors that may cause the market price of our common stock to fluctuate include, but are not limited to:

●	our ability to derive financial benefits from our ownership stake in MoviePass;

●	the ability of MoviePass to become cash flow positive or profitable;

●	the ability of MoviePass Ventures to enter into economic arrangements with film distributors and derive economic benefits from such arrangements;

S-10

●	our ability to recruit and retain qualified IT personnel;

●	changes in the perception of investors and securities analysts regarding the risks to our business or the condition of our business;

●	changes in our relationships with key clients;

●	changes in the market valuation or earnings of our competitors or companies viewed as similar to us;

●	changes in key personnel;

●	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

●	the granting or exercise of employee stock options or other equity awards; and

●	general market and economic conditions.

In addition, the equity markets have experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies for a number of reasons, including reasons that may be unrelated to our business or operating performance. These broad market fluctuations may result in a material decline in the market price of our common stock and you may not be able to sell your shares at prices you deem acceptable. In the past, following periods of volatility in the equity markets, securities class action lawsuits have been instituted against public companies. Such litigation, if instituted against us, could result in substantial cost and the diversion of management attention.

While we are no longer a controlled company, Helios and Matheson Information Technology Ltd., Theodore Farnsworth and Oath, our three largest stockholders (the “Principal Stockholders”), together, as of the date of this prospectus supplement, own approximately 11.1% of our issued and outstanding voting securities. This concentration of stock ownership gives them substantial influence over us and could delay or prevent a change in corporate control.

As the holders of approximately 11.1% of our common stock, the Principal Stockholders may substantially influence the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, the Principal Stockholders have significant influence over our management and affairs, particularly Mr. Farnsworth, who is our Chief Executive Officer and the Chairperson of our Board of Directors. This concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in control;

●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered will be higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the securities you purchase in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

There is no public market for the Warrants to purchase shares of our common stock being offered in this offering.

There is no public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited, and you may not be able to resell your Warrants. If your Warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the Warrants in order to realize a return on your investment in the Warrants.

S-11

Except as otherwise provided in the Warrants, holders of our Warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until such holders exercise their Warrants and acquire our common stock.

Except as otherwise provided in the Warrants, holders of our Warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until such holders exercise their Warrants and acquire our common stock. As a result, absent exercise of the Warrants, holders of the Warrants will not have the ability to vote their shares underlying the Warrants, which may limit the influence that investors in our offering may have over the outcome of matters submitted to our stockholders for a vote.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering to increase our ownership stake in MoviePass or to support the MoviePass or MoviePass Ventures operations and business plans; to satisfy a portion or all of the amounts payable in connection with the convertible notes issued on November 7, 2017 and January 23, 2018, to the extent that they remain outstanding; and for general corporate purposes and transaction expenses. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

This offering is being conducted on a “best efforts” basis.

The underwriters are offering the Series A-2 Units and Series B-2 Units on a “best efforts” basis, and the underwriters are under no obligation to purchase any Series A-2 Units or Series B-2 Units for their own account. The underwriters are not required to sell any specific number or dollar amount of securities in this offering but will use their best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

S-12

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Units offered hereby, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $        million.

We may use the net proceeds from the sale of Units offered by us under this prospectus supplement to increase our ownership stake in MoviePass or to support the MoviePass or MoviePass Ventures operations and business plans, and for general corporate purposes and transaction expenses. We may also use the proceeds to make other acquisitions.

Palladium Capital Advisors, LLC acted as a financial advisor to the Company in connection with the offering and will receive a financial advisory fee of $        from the proceeds.

It is also possible that we may use a portion of the proceeds from this offering to satisfy a portion or all of any amounts payable in connection with the convertible notes issued on November 7, 2017 and January 23, 2018 to the extent that they remain outstanding.

As of April 15, 2018, there is no remaining amount of unrestricted principal owed under the convertible notes we issued on November 7, 2017. Any future outstanding amounts of unrestricted principal under these convertible notes will accrue interest at a rate of 10% per year. Restricted principal under these convertible notes accrues interest at the rate of 5.25% per year. These convertible notes will become due and payable on November 7, 2019. The holders of these notes have an optional redemption right in the event that we complete an equity or equity-linked financing (such as this offering), upon an Event of Default (as defined in such convertible notes), in the event of a Change of Control (as defined in such convertible notes) or at any time following the seven month anniversary of the issue date of these convertible notes. The restricted principal amount of these convertible notes will be offset against any amounts owed by the noteholders to us pursuant to the promissory notes given by the noteholders to us as partial consideration for these convertible notes, in connection with any such redemption. Upon redemption or conversion of these convertible notes, the noteholders are entitled to the total amount of interest that would have accrued with respect to the total amount being converted or redeemed from the applicable date of conversion or redemption through the maturity date, which we refer to as a “make-whole amount”. We used the net proceeds received to date from these convertible notes to increase our equity ownership of MoviePass and for general corporate purposes.

As of April 15, 2018, there is no remaining amount of unrestricted principal owed under the convertible notes we issued on January 23, 2018. Any future outstanding amounts of unrestricted principal under these convertible notes will accrue interest at the rate of 10% per year. Restricted principal under these convertible notes accrues interest at the rate of 5.25% per year. These convertible notes become due and payable on January 23, 2020. The holders of these convertible notes have an optional redemption right in the event that we complete an equity or equity-linked financing (such as this offering), upon an Event of Default (as defined in such convertible notes), in the event of a Change of Control (as defined in such convertible notes) or at any time following the six month anniversary of the issue date of these convertible notes. The restricted principal amount of these convertible notes will be offset against any amounts owed by the noteholders to us pursuant to the promissory notes given by the noteholders to us as partial consideration for these convertible notes, in connection with any such redemption. Upon redemption or conversion of these convertible notes, the noteholders are entitled to the total amount of interest that would have accrued with respect to the total amount being converted or redeemed from the applicable date of conversion or redemption through the maturity date, which we refer to as a “make-whole amount”. We used the net proceeds received to date from these convertible notes to increase our equity ownership of MoviePass, subject to the limitations of Nasdaq Listing Rule 5635, and for general corporate purposes.

As of April 15, 2018, there is no remaining amount of unrestricted principal owed under the convertible notes we issued in November 2017 and January 2018, but we owe $2,089,439 in interest and certain make-whole obligations under such notes.

In order to fund our operations for the foreseeable future, we will require additional capital exceeding our cash on hand even after giving effect to the net proceeds from this offering. In addition, actual costs and expenditures may exceed management's current expectations. It is unlikely that we will generate sufficient operating cash flow to meet our business objectives. Accordingly, we will need to raise additional capital in the future over and above the net proceeds from this offering.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing instruments or other investment-grade securities.

S-13

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY”.

The following table sets forth the quarterly range of high and low sale prices of our common stock since January 1, 2016 as reported by Nasdaq. As of April 15, 2018, we had 52,996,631 shares of common stock outstanding and approximately 24 stockholders of record.

	High	Low
2018
April 1, 2018 through April 17, 2018	$4.30	$2.27
January 1, 2018 through March 31, 2018	$10.65	$2.78
2017
October 1, 2017 through December 31, 2017	$38.86	$5.31
July 1, 2017 through September 30, 2017	$12.69	$2.41
April 1, 2017 through June 30, 2017	$3.81	$2.23
January 1, 2017 through March 31, 2017	$4.35	$2.45
2016
October 1, 2016 through December 31, 2016	$9.90	$3.30
July 1, 2016 through September 30, 2016	$13.70	$7.12
April 1, 2016 through June 30, 2016	$15.56	$1.03
January 1, 2016 through March 31, 2016	$1.99	$1.20

During the years 2017 and 2016, we did not declare any dividends. We last declared a dividend of $0.08 per share to stockholders of record on February 18, 2014. The payment of dividends is at the discretion of our Board of Directors, who review many factors, including but not limited to profitability expectations, liquidity and financing needs, before making a determination that dividends will be paid. There is no guarantee that our Board of Directors will declare dividends in the future.

S-14

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2017:

●	on an actual basis;

●	on a pro forma as adjusted basis to give effect to our receipt of net proceeds of approximately $96.8 million from the sale of Series A-1 Units and Series B-1 Units on February 13, 2018 (the “February 2018 Offering”) after deducting underwriting discounts and commissions and offering expenses payable by us; and

●	on a pro forma, as adjusted basis to give effect to our receipt of net proceeds of approximately $ million from the sale of Series A-2 Units and Series B-2 Units that we are offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

This capitalization table should be read in conjunction with management’s discussion and analysis of results of operations and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2017.

	As of December 31, 2017
		(Unaudited)
	Actual	Pro forma (as adjusted for the February 2018 Offering)(1)		Pro forma (as adjusted for this offering)
Cash and cash equivalents	$24,949,393	$		$
Preferred stock, $0.01 par value; 2,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted, as of December 31, 2017
Common stock, $0.01 par value; 100,000,000 shares authorized; 23,981,253 issued and outstanding actual, and, 43,081,253 and, issued and outstanding, as adjusted, as of December 31, 2017(3)(4)	$239,813		$430,813	$
Additional paid-in-capital	150,356,757		246,982,957
Accumulated deficit	(189,495,185)		(189,495,185)		(189,495,185)
Accumulated other comprehensive loss – foreign currency translation	(103,980)		(103,980)		(103,980)
Non controlling interest	38,409,956		38,409,956		38,409,956
Total stockholders’ equity (deficit)	$(592,639)		$96,224,561	$

(1)	Includes receipt of an aggregate of $11,675 upon the exercise of all of the pre-funded Series B-1 Warrants sold in the February 2018 Offering.

(2)	Assumes receipt of an aggregate of $ upon the exercise of all of the pre-funded Series B-2 Warrants sold in this offering. Cash reflects the net proceeds from this offering, plus pro forma as adjusted for the Moviefone transaction, but does not include any proceeds from the February 2018 offering.

(3)	The number of, as adjusted, issued and outstanding shares includes the issuance of 11,675,000 shares of common stock issued upon exercise of the pre-funded Series B-1 Warrants sold in the February 2018 Offering.

(4)	The number of, as adjusted, issued and outstanding shares assumes the issuance of shares of common stock issuable upon exercise of the pre-funded Series B-2 Warrants sold in this offering.

S-15

The total number of shares of common stock to be outstanding immediately after this offering assumes no exercise of the Series A-2 Warrants in this offering, includes the full exercise of the February 2018 pre-funded Series B-1 Warrants and pre-funded Series B-2 Warrants included in this offering, and is based on 23,981,253 shares of common stock issued and outstanding as of December 31, 2017, but does not include the following:

●	9,915,378 shares of common stock issued subsequent to December 31, 2017 for the acquisition of MovieFone, exercise of warrants, conversion of notes payable and consultant and employee stock compensation;

●	2,610,000 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan;

●	810,401 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

●	5,136,355 shares of common stock reserved for issuance to various officers, directors, employees and consultants;

●	4,000,001 shares of common stock issuable to MoviePass upon receipt of approval by our stockholders and conversion of the convertible promissory note in the principal amount of $12,000,000 issued by us to MoviePass upon completion of our acquisition of a majority stake in MoviePass;

●	10,694,178 shares of common stock issuable upon the conversion of restricted principal and related interest and make-whole payments under the convertible debt for which an equivalent amount owed to us under the applicable investor notes has not yet been paid to the Company. Such restricted principal amount may not, as of the date of this prospectus supplement, be converted into any shares of common stock;

●	28,330,769 shares of common stock issuable upon the exercise of warrants issued in public offerings in December 2017 and February 2018;

●	2,550,154 shares of common stock issuable upon the exercise of warrants issued to Oath upon the closing of the Moviefone Acquisition;

●	500,000 shares reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements and a new 12-month lockup agreement;

●	192,991 shares of common stock reserved for an institutional investor to be issued in exchange for the waiver of certain rights; and

●	$150,000,000 of common stock that may be issued in the ATM Offering.

S-16

DILUTION

A purchaser of Units in this offering will be diluted immediately to the extent of the difference between the public offering price per Unit and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of December 31, 2017 was approximately $(108.3) million, or $(4.51) per share. After giving effect to the sale by us of 7,425,000 Series A-1 Units and 11,675,000 Series B-1 Units under the February 2018 Offering at the public offering price of $5.50 per unit (which per unit price assumes the exercise of all pre-funded Series B-1 Warrants offered in the February 2018 Offering for $0.001 per share), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2017 would have been approximately $(11.4) million, or $(.27) per share.

After giving effect to the sale by us of          Series A-2 Units and          Series B-2 Units at the public offering price of $          per Unit (which per Unit price assumes the exercise of all pre-funded Series B-2 Warrants being offered in this offering for $0.001 per share), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2017 would have been approximately $          million, or $          per share. This represents an immediate increase in as adjusted net tangible book value of $          per share to existing stockholders and an immediate dilution of $          per share to new investors of Units in this offering. The following table illustrates the per share dilution to investors of Units in this offering:

Public offering price per Unit for this offering	$		$
Historical net tangible book value per share as of December 31, 2017		$(4.51)
Increase in pro forma net tangible book value per share after the February 2018 Offering		$4.24
Pro forma net tangible book value per share as of December 31, 2017 after the February 2018 Offering		$(.27)
Increase in pro forma net tangible book value per share after this offering	$
As adjusted pro forma net tangible book value per share as of December 31, 2017, after giving effect to this offering			$
Dilution per share to new investors			$

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options, restricted stock units and warrants having a per share exercise price less than the per Unit offering price to the public in this offering.

For purposes of calculating pro forma net tangible book value, the above table is based on 23,981,253 shares of our common stock issued and outstanding as of December 31, 2017, and does not include the following:

●	9,915,378 shares of common stock issued subsequent to December 31, 2017 for the acquisition of MovieFone, exercise of warrants, conversion of notes payable and consultant and employee stock compensation;

●	2,610,000 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan;

●	810,401 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

●	5,136,355 shares of common stock reserved for issuance to various officers, directors, employees and consultants;

●	4,000,001 shares of common stock issuable to MoviePass upon receipt of approval by our stockholders and conversion of the convertible promissory note in the principal amount of $12,000,000 issued by us to MoviePass upon completion of our acquisition of a majority stake in MoviePass;

●	10,694,178 shares of common stock issuable upon the conversion of restricted principal and related interest and make-whole payments under the convertible debt for which an equivalent amount owed to us under the applicable investor notes has not yet been paid to the Company. Such restricted principal amount may not, as of the date of this prospectus supplement, be converted into any shares of common stock;

●	28,330,769 shares of common stock issuable upon the exercise of warrants issued in public offerings in December 2017 and February 2018;

●	2,550,154 shares of common stock issuable upon the exercise of warrants issued to Oath upon the closing of the Moviefone Acquisition;

●	500,000 shares reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements and a new 12-month lockup agreement;

●	192,991 shares of common stock reserved for an institutional investor to be issued in exchange for the waiver of certain rights; and

●	$150,000,000 of common stock that may be issued in the ATM Offering.

S-17

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering           Series A-2 Units consisting of one share of our common stock and one Series A-2 Warrant to purchase         shares of our common stock and         Series B-2 Units consisting of one pre-funded Series B-2 Warrant to purchase one share of common stock and one Series A-2 Warrant to purchase         shares of our common stock, at a public offering price of $         per Unit. This prospectus supplement also includes the offering of the shares of common stock issuable upon exercise of the Warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of the Securities that may be Offered/Description of Common Stock” beginning on page S-18 of the accompanying prospectus, subject to the following modification. We have 502,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 500,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

Warrants

The following is a brief summary of certain terms and conditions of the Warrants included in the Units we are offering and is subject in all respects to the provisions contained in the Warrants.

Series A-2 Warrants

Form. The Series A-2 Warrants will be issued as individual warrant agreements issued to purchasers.

Amount. Each purchaser of a Series A-2 Unit will receive a Series A-2 Warrant exercisable into         shares of common stock for each share of common stock included in the Series A-2 Unit.

Exercisability. The Series A-2 Warrants are exercisable upon issuance and will expire on the five-year anniversary of issuance. The Series A-2 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. The holder may, in its sole discretion, elect to exercise the Series A-2 Warrant through a cashless exercise if a registration statement covering the issuance or resale of the warrant shares is not available for the issuance or resale of such warrant shares, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series A-2 Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A-2 Warrant if the holder (together with its affiliates and any other persons acting as a group within such holder) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A-2 Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Series A-2 Warrants is $         per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Series A-2 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on applying to list the Series A-2 Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Adjustment. The Series A-2 Warrants also include “full ratchet” anti-dilution protection provisions (the “Full Ratchet Adjustment”), which provide that if we issue any shares of common stock at a price less than the then current exercise price of the Series A-2 Warrants, or if we issue any securities convertible into, or exercisable, or exchangeable for, shares of common stock with an exercise or conversion price less than the then current exercise price of the Series A-2 Warrants, then the exercise price of the Series A-2 Warrants will automatically be reduced to the issuance price of the new shares of common stock or the exercise or conversion price of the warrants, options or other convertible or exchangeable securities.

S-18

The Full Ratchet Adjustment does not apply if we issue “Excluded Securities”, including certain (i) option and other equity incentive awards approved by our board of directors to be issued to directors, officers, consultants and employees, (ii) shares of common stock issuable pursuant to existing employment agreements, (iii) shares of common stock issued upon conversion or exercise of convertible securities that were issued before the date of this prospectus supplement, (iv) shares of common stock issued pursuant to strategic license agreements, mergers or acquisitions (but does not include a transaction in which we are issuing securities primarily for the purpose of raising capital), (v) shares of common stock issued under the ATM Offering after the fifteenth calendar day that the A-2 Warrants are issued and (vi) 500,000 shares granted by our board of directors to Helios & Matheson Information Technology Ltd, a current stockholder of the Company, in exchange for its entry into a 12-month lock-up agreement with us.

In addition, if we issue any shares of common stock at a price that varies with the market price of our common stock, or if we issue any securities convertible into, or exercisable, or exchangeable for, shares of common stock at an exercise or conversion price that varies with the market price of our common stock (excluding customary anti-dilution provisions), holders of the Series A-2 Warrants will have the right to substitute the variable price for the then exercise price of the Series A-2 Warrants (the “Variable Price Adjustment”). The Variable Price Adjustment does not apply if we issue shares of common stock in the ATM Offering.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A-2 Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series A-2 Warrants will be entitled to receive upon exercise of the Series A-2 Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A-2 Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series A-2 Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series A-2 Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series A-2 Warrant.

Waivers and Amendments. The terms of a Series A-2 Warrant may be amended or waived with the written consent of the Company and the holders of 45% of the then outstanding Series A-2 Warrants.

Fractional Shares. No fractional shares will be issued upon exercise of the Series A-2 Warrants. The Series A-2 Warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Series B-2 Warrants

The pre-funded Series B-2 Warrants will have an aggregate exercise price of $         per share of our common stock, all of which will be pre-funded except for a nominal exercise price of $0.001 per share of our common stock, subject to adjustment. They will be exercisable immediately and will expire on the five year anniversary of the issuance date. The holder will not have the right to exercise any portion of the Series B-2 Warrant if the holder, together with its affiliates, would, subject to certain limited exceptions, beneficially own in excess of 9.99% of our common stock outstanding immediately after the exercise. The Series B-2 Warrants include customary adjustment provisions that are substantially similar to the ones contained in the Series A-2 Warrants, provided that the Series B-2 Warrants will not be subject to the Full Ratchet Adjustment or the Variable Price Adjustment.

S-19

UNDERWRITING

Canaccord Genuity LLC is acting as the representative of the underwriters named below. We have entered into an underwriting agreement with the representative dated as of the date of this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, we have agreed to offer and sell to the public through the underwriters, and the underwriters have agreed, severally and not jointly, to sell up to the respective number of Series A-2 Units and Series B-2 Units shown opposite its name below at the public offering price shown on the cover page of this prospectus supplement on a best efforts basis.

Underwriters	Number of Series A-2 Units	Number of Series B-2 Units
Canaccord Genuity LLC
Total

This offering is being completed on a “best efforts” basis and the underwriters have no obligation to buy any Series A-2 Units or Series B-2 Units from us or to arrange for the purchase or sale of any specific number or dollar amount of Series A-2 Units or Series B-2 Units. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Each underwriter proposes to offer the Units directly to the public at the public offering price per Unit set forth on the cover page of this prospectus supplement. After the offering, these figures may be changed by the underwriters.

The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

Underwriting Discount and Expenses

The following table shows the per Unit and total underwriting commission we will pay to the underwriters:

Per Unit	$
Total	$

We estimate that the total expenses of the offering payable by us, not including the underwriting commission, will be approximately $         . We have agreed to reimburse the underwriters for certain of their fees and expenses, including the expenses of counsel to the underwriters, in an amount not to exceed $200,000 in the aggregate and to pay a financial advisory fee to Palladium Capital Advisors, LLC of $         .

Lock-up Agreements

Our officers and directors and certain of our stockholders holding at least 5% of our outstanding shares of common stock, and each of their respective affiliates and associated partners, have entered into lock-up agreements with the underwriters whereby they agree to be subject to a lock-up period of 90 days following the date of this prospectus supplement, or are otherwise party to existing lock-up agreements with the underwriters, us or the holders of our convertible notes. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the date of this prospectus supplement, although we will be permitted to issue stock options or stock awards to directors, officers, and employees and consultants under our existing equity incentive plan or other stock compensation plans and other customary carve outs to be set forth in the underwriting agreement. The Company lock-up restrictions will not apply to (i) the offer and sale of shares under the ATM Offering from and after the fifteenth (15th) day following the date of this prospectus supplement, (ii) shares of common stock or any securities convertible into, or exercisable, or exchangeable for, shares of common stock, issued in connection with future acquisitions as long as (x) the aggregate number of shares of common stock issued or issuable does not exceed 10% of the number of shares of common stock outstanding immediately after this offering, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of such securities that are consistent with the lock-up agreements described above, and (iii) shares of common stock or any securities convertible into, or exercisable, or exchangeable for, shares of common stock, issued in connection with any acquisition of, or business combination with, MoviePass Inc. Canaccord Genuity LLC, as the representative of the underwriters, may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

S-20

Listing; Transfer Agent and Registrar

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY”. We do not intend to list the Warrants to be sold in this offering on any securities exchange.

The transfer agent for our common stock is Computershare. Our transfer agent’s address is 350 Indiana Street, Suite 750, Golden, Colorado 80401.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares of common stock than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing shares of common stock in the open market. A short position may be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Electronic Delivery of Prospectus Supplements

A prospectus supplement in electronic format may be delivered to potential investors by the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by any underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

Other Transactions

From time to time in the ordinary course of its businesses, the underwriters and certain of their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, or in the future may receive, customary fees. We entered into an Equity Distribution Agreement with Canaccord Genuity LLC on April 18, 2018, for the sale of up to $150.0 million of our shares of common stock through Canaccord Genuity LLC, acting as our sales agent. Accordingly, Canaccord Genuity LLC may in the future receive customary fees and commissions for these transactions.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

S-21

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California. The underwriters are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

Rosenberg Rich Baker Berman & Company, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement in which this prospectus supplement is included, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Our consolidated financial statements for the years ended December 31, 2017 and 2016 are incorporated by reference in reliance on Rosenberg Rich Baker Berman & Company’s report, given on their authority as experts in accounting and auditing.

The balance sheet of Zone Technologies, Inc. as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K/A, Amendment No. 1, filed with the Securities and Exchange Commission on September 20, 2016, which report includes an explanatory paragraph about the existence of substantial doubt concerning Zone Technologies, Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of MoviePass Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 which report includes an explanatory paragraph about the existence of substantial doubt concerning MoviePass Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.hmny.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

S-22

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement. We hereby incorporate by reference the following documents into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on April 17, 2018;

●

our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 9, 2018, January 11, 2018, January 19, 2018, January 26, 2018, February 8, 2018, February 13, 2018, March 14, 2018, March 15, 2018 and April 5, 2018 and our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 9, 2018;

●

the financial statements of Zone Technologies, Inc. for the period ended December 31, 2015 and the interim period ended June 30, 2016 included in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 20, 2016; and

●

the financial statements of MoviePass Inc. for the year ended December 31, 2016 and the interim period ended September 30, 2017 included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2017.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Helios and Matheson Analytics Inc., Attn: Chief Executive Officer, The Empire State Building, 350 Fifth Avenue, New York, New York 10118, telephone number is (212) 979-8228.

S-23

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

We may from time to time offer and sell, in one or more offerings, up to $400,000,000 in any combination of common stock, preferred stock, warrants, units and subscription rights. This prospectus provides you with a general description of the securities we may offer and certain other information about our company. We may offer these securities in amounts, at prices and on terms determined at the time of offering.

We will provide you the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free-writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free-writing prospectus, as well as any documents incorporated by reference, before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY.” On January 24, 2018, the closing price of our common stock as reported by the Nasdaq Capital Market was $9.15 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus for more information on these risks. We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $400,000,000. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference”.

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company”, “the Company” or “Helios” refer to Helios and Matheson Analytics Inc. and its subsidiaries.

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MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties and general publications. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to,

●	the ability of MoviePass Inc. (“MoviePass”) to successfully develop its MoviePass business model;

●	our capital requirements and whether or not we will be able to raise capital when we need it;

●	changes in local, state or federal regulations that will adversely affect our business;

●	our ability to retain our existing clients and market and sell our services to new clients;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

3

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”.

About Helios and Matheson Analytics Inc.

Overview

We provide information technology services and solutions including a range of technology platforms focusing on big data, artificial intelligence, business intelligence, social listening, and consumer-centric technology. More recently, to provide greater value to our stockholders, we have sought to expand our business primarily through acquisitions that leverage our capabilities and expertise.

On November 9, 2016, we acquired Zone Technologies, Inc. (“Zone”), a state-of-the-art mapping and spatial analysis company, and on December 11, 2017 we acquired a majority interest in MoviePass, the nation’s premier movie theater subscription service.

MoviePass

MoviePass was incorporated in Delaware in 2011 and is a movie theater subscription service that allows members to see a new movie every day in theaters nationwide for a monthly price of $9.95. Once they sign up for the MoviePass service online, subscribers are prompted to download the MoviePass application on their smart phones and are then mailed a MoviePass debit card. The MoviePass application shows subscribers the show times of all the movies that are currently showing at their local movie theaters. Once they have received their MoviePass debit card, subscribers can use the debit card to purchase up to one movie ticket per day at any of the movie theaters listed in the MoviePass application without paying any additional costs. During the four months after MoviePass’ announcement of its $9.95 monthly subscription plan in August 2017, MoviePass grew to over 1,000,000 total subscribers including those on either its monthly or annual plans. This represents strong growth when compared to other subscription-based companies, such as Spotify, Hulu, ClassPass and Netflix, which achieved 1,000,000 subscribers in over 5, 10, 17 and 39 months, respectively, estimated based on information available publicly from various news and other sources. MoviePass surpassed 1,500,000 subscribers in January 2018.

MoviePass is led by Mitch Lowe, its Chief Executive Officer, Stacy Spikes, its co-founder and Chief Operating Officer, Sanjay Puri, its Chief Strategy Officer, and Chris Kelly, its Chairman. The Company intends to strengthen our management team and combine its data and artificial intelligence technology with MoviePass’ technology. With our big data and artificial intelligence platforms and other technologies that we own, we believe we will be able to bring a significant technological advantage to MoviePass.

MoviePass Market Opportunity

Movie going is embedded in American society and enjoyed by people of all races, ages and socio-economic levels. As noted below, the 2016 Theatrical Market Statistics Report issued by the Motion Picture Association of America reports an annual average of 246 million movie goers in North America spending $11.4 billion on tickets annually. MoviePass intends to encourage increased attendance at movie theaters with the subscription model by targeting the casual movie goer (those who attend less than once a month) who represent 85% of the total movie going market. MoviePass conducted a study in two test markets using data on movie goers before subscribing to MoviePass and data for movie goers in the first year after having MoviePass. The results from the study demonstrate that MoviePass drove a 100% and 123% lift in movie attendance in each of these markets.

4

Source: Motion Picture Association of America 2016 Theatrical Market Statistics Report and Company Management.

MoviePass Competition

The market for filmed entertainment ticketing services is intensely competitive and subject to rapid change. MoviePass’ potential competitors include Atom Tickets, MovieTickets.com, Fandango, AMC Entertainment Holdings Inc.’s AMC Stubs program, Regal Entertainment Group’s Regal Crown Club and Cinemark Holdings, Inc.’s Movie Club, as well as other potential exhibitors offering their own subscription services or loyalty programs.

AMC Stubs is a loyalty program offered by AMC Entertainment Holdings Inc. with approximately 10.8 million household members. Movie goers can join the loyalty program as either a basic member for free or a premiere member for $15. The basic membership offers free popcorn refills, up to a $2 discount on tickets on Tuesdays, $5 rewards for every 5,000 points (points are earned at a rate of 20 points for every $1 spent), waived online ticket fees and free popcorn on the member’s birthday. Premiere members receive a $5 discount on tickets on Tuesdays, earn 100 points for every $1 spent and all the other benefits that come with the basic membership.

Regal Entertainment Group also offers a loyalty program with approximately 14 million active members called the Regal Crown Club. The program only has one membership option and is free to join. Regal Crown Club members earn credits for every $1 they spend on movie tickets and at concession stands. Points can be redeemed for rewards via the use of a physical card or a virtual card with Regal’s mobile app. Rewards include free concession items, merchandise, movie tickets and more.

On December 5, 2017, Cinemark Holdings Inc. launched Movie Club. Movie Club is a monthly subscription plan that allows subscribers to buy one movie ticket a month for a discounted price of $8.99. Members of Movie Club can roll over unused tickets from month to month and receive a 20% discount on items bought at concession stands. Movie Club membership is only valid at Cinemark theaters.

Many of these competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than MoviePass does. Some of these competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing and website and systems development than MoviePass does. In addition, MoviePass’ competitors may form or extend strategic alliances with studios, exhibitors and distributors that could affect adversely MoviePass’ ability to compete on favorable terms.

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MoviePass Intellectual Property

MoviePass uses a combination of trademark, copyright and trade secret laws and confidentiality agreements to protect its proprietary intellectual property. MoviePass has a registered trademark for the MoviePass name. MoviePass owns U.S. Patent Nos. 8,484,133, 8,612,235, and 9,135,578. MoviePass has filed applications for additional trademarks and patents. MoviePass’ outstanding trademark and patent applications may not be allowed. Competitors may challenge successfully the validity and scope of MoviePass’ patents and trademark(s). MoviePass’ trademark(s), trademark applications, patents, and patent applications may not provide MoviePass with a competitive advantage. To date, MoviePass has relied primarily on proprietary processes and know-how to protect its intellectual property related to its Web site, mobile application and fulfillment processes.

From time to time, MoviePass may encounter disputes over rights and obligations concerning intellectual property. MoviePass believes that its service offering does not infringe the intellectual property rights of any third party. However, it cannot assure you that MoviePass will prevail in any intellectual property dispute.

MoviePass/Fandor/Costco Subscription Offer

On December 12, 2017, MoviePass and Fandor, the streaming service with the largest collection of independent films, documentaries, international features and shorts; announced that both companies have partnered with Costco Wholesale Corporation (“Costco”) to offer a one-year subscription plan for a flat fee of $89.99. The subscription plan for both services was made available exclusively to Costco members for a limited time and covers a year of membership for both MoviePass and Fandor. The subscription plan was recently extended through February 2018.

Corporate Information

Our executive offices are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118, and our telephone number is (212) 979-8228. Additional information about us is available on our website at www.hmny.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.01 per share, is currently traded on the Nasdaq Capital Market under the ticker symbol “HMNY”.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes of Helios and its subsidiaries and/or to support MoviePass operations. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are included as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information”.

We have 102,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 100,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

As of January 17, 2018 we had 23,981,253 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

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Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY”. On January 24, 2018, the last sale price of our common stock was $9.15 per share. The transfer agent and registrar for our common stock is Computershare. Its address is 250 Royall Street, Canton, Massachusetts 02021.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

Description of Warrants

Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our common stock or preferred stock, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

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●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any units that we may offer in the future under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants, subscription rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock, preferred stock, or other securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock, preferred stock, or other securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information”. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

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Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Our certificate of incorporation states that we expressly elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.  These provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting.  Our certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies.  Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders.  A special meeting of stockholders may be called by our board of directors or the Chairman of our board of directors and at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

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●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

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Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own accounts by selling more common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig LLP, Los Angeles, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Rosenberg Rich Baker Berman & Company, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2016 and 2015, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement in which this prospectus supplement is included. Our consolidated financial statements for the years ended December 31, 2016 and 2015 are incorporated by reference in reliance on Rosenberg Rich Baker Berman & Company’s report, given on their authority as experts in accounting and auditing.

The balance sheet of Zone Technologies, Inc. as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K/A, Amendment No. 1, filed with the Securities and Exchange Commission on September 20, 2016, which report includes an explanatory paragraph about the existence of substantial doubt concerning Zone Technologies, Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of MoviePass Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 which report includes an explanatory paragraph about the existence of substantial doubt concerning MoviePass Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.hmny.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on April 14, 2017;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as filed with the SEC on May 19, 2017, August 11, 2017 and November 14, 2017;

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2017, January 17, 2017, January 23, 2017 (other than the portions of the filing that were furnished rather than filed), February 7, 2017, February 10, 2017, March 14, 2017, May 23, 2017 (other than the portions of the filing that were furnished rather than filed), June 5, 2017 (other than the portions of the filing that were furnished rather than filed), July 13 2017, August 15, 2017 (other than the portions of the filing that were furnished rather than filed), August 18, 2017, August 22, 2017, August 28, 2017, September 7, 2017, September 14, 2017, September 20, 2017, October 5, 2017, October 11, 2017 (other than the portions of the filing that were furnished rather than filed), October 17, 2017, October 23, 2017, October 24, 2017; October 31, 2017, November 6, 2017, November 13, 2017, November 17, 2017, November 20, 2017, November 22, 2017, November 24, 2017, November 30, 2017, December 1, 2017, December 11, 2017, December 12, 2017, December 13, 2017, January 9, 2018, January 11, 2018, and January 19, 2018;

●	the financial statements of Zone Technologies, Inc. for the period ended December 31, 2015 and the interim period ended June 30, 2016 included in our Current Report on Form 8-K/A filed with the SEC on September 20, 2016; and

●	the financial statements of MoviePass Inc. for the year ended December 31, 2016 and the interim period ended September 30, 2017 included in our Current Report on Form 8-K filed with the SEC on November 30, 2017.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Helios and Matheson Analytics Inc., Attn: Chief Executive Officer, The Empire State Building, 350 Fifth Avenue, New York, New York 10118, telephone number is (212) 979-8228.

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HELIOS AND MATHESON ANALYTICS INC.

Series A-2 Units consisting of One Share of Common Stock and One Series A-2
Warrant to Purchase          Shares of Common Stock

Series B-2 Units consisting of One Pre-Funded Series B-2 Warrant to
Purchase One Share of Common Stock and One Series A-2 Warrant to
Purchase              Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Canaccord Genuity

April          , 2018